                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO. _____________)

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [_]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

                          UMB SCOUT BALANCED FUND, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
                                    (specify)
     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules  O-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a96(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction  applies:
     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total  fee  paid:
[_]  Fee paid previously by written preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                          UMB SCOUT BALANCED FUND, INC.

                        IMPORTANT SHAREHOLDER INFORMATION

These  materials are for a special  meeting of shareholders to be held in Kansas
City, Missouri on December 17, 2004. They discuss the proposal to be voted on at the meeting,  and contain your proxy  statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how you wish to vote on important  issues  relating to the Fund.  If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply  sign the proxy,  we'll vote it in accordance with the Board of Directors' recommendation.

WE  URGE  YOU TO  SPEND  A FEW  MINUTES  REVIEWING  THE  PROPOSAL  IN THE  PROXY
STATEMENT. THEN, FILL OUT THE PROXY CARD AND RETURN IT TO US SO THAT WE KNOW HOW
YOU WOULD LIKE TO VOTE.

WE WELCOME YOUR COMMENTS.  IF YOU HAVE ANY QUESTIONS,  CALL THE FUND'S TOLL-FREE
NUMBER AT 1-800-996-2862.

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                          UMB SCOUT BALANCED FUND, INC.
                              Kansas City, Missouri

Dear Shareholders:

     I am writing to request that you consider and vote on a matter  relating to your  investment in UMB Scout Balanced Fund,  Inc. to be considered at a Special
Meeting of  Shareholders  to be held in Kansas  City,  Missouri on December  17,
2004.

     This Meeting is critically  important.  You are being asked to consider and approve a Plan of Liquidation and Dissolution  (the "Plan"),  which would result in the Fund being liquidated and the proceeds from your shares of the Fund being distributed to you.

     The Board of  Directors  approved the Plan based on  information  presented that the  projected  growth in assets of the Fund was not  sufficient  to ensure that the Fund could continue to offer  competitive  performance and high quality service to shareholders over the long term. Consequently, after studying several options, the Fund's Board unanimously approved the Plan and believes it to be in the best interest of the shareholders to liquidate the Fund.

     The proxy statement uses a  question-and-answer  format designed to provide you with a simple and concise  explanation of certain  issues.  Although much of the  information in the proxy statement is technical and required by the various regulations  that  govern the Fund,  we hope that this format will be helpful to you.

     Your vote is  important to the Fund.  Thank you in advance for  considering this issue and for promptly returning your proxy card.

                                              Sincerely,

                                              Edward J. McShane
                                              President

                       This page intentionally left blank.

                          UMB SCOUT BALANCED FUND, INC.
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 17, 2004

     A Special  Meeting of Shareholders of UMB Scout Balanced Fund, Inc. will be held at the Fund's  offices at 1010 Grand  Boulevard,  Kansas City,  Missouri at
[insert time] (Central Time) on December 17, 2004.

     During the  Meeting,  shareholders  of the Fund will vote on the  following proposal:

     1.   To approve the liquidation and dissolution of the Fund pursuant to the
          Plan of Liquidation and Dissolution (the "Plan") of the Fund.

     The Board of  Directors  has fixed  November 1, 2004 as the record date for determination of shareholders entitled to vote at the Meeting.

                                    By Order of the Board of Directors,

                                    Barbara J. Demmer
                                    Secretary

Kansas City, Missouri
[November 9, 2004]

          PLEASE SIGN AND RETURN YOUR PROXY CARD IN THE SELF-ADDRESSED
              ENVELOPE REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

                          UMB SCOUT BALANCED FUND, INC.

                                 PROXY STATEMENT

WHO IS ASKING FOR MY VOTE?

The  Board of  Directors  of UMB Scout  Balanced  Fund,  Inc.  (the  "Fund")  is
requesting  your vote at the Special  Meeting of  Shareholders of the Fund to be
held on December 17, 2004, or any adjournments thereof (the "Meeting").

ON WHAT ISSUE AM I BEING ASKED TO VOTE?

You are being asked to approve a proposal for the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution (the "Plan").

HOW WILL PROPOSED CHANGES AFFECT THE FUND AND MY INVESTMENT?

If the proposal to liquidate  the Fund is  approved,  the Fund's  assets will be liquidated and, after paying or reserving for liabilities,  the proceeds will be distributed to Fund shareholders and the Fund will be dissolved  pursuant to the
Plan,  which is attached to and described in the Proxy  Statement.  Shareholders should  carefully  read and consider the discussion of the proposal and the Plan in the Proxy Statement.

WHO IS ELIGIBLE TO VOTE?

Shareholders of record at the close of business on November 1, 2004 are entitled to vote at the  Meeting.  Each share of record is  entitled to one vote and each fractional share of record is entitled to the  corresponding  fractional vote on each matter presented at the Meeting. The Notice of Meeting, the proxy card, and the Proxy  Statement were mailed to  shareholders of record on or about November
9, 2004.

HOW DO THE DIRECTORS RECOMMEND THAT I VOTE?

The Directors unanimously recommend that you vote FOR the proposal.

HOW DO I ENSURE THAT MY VOTE IS ACCURATELY RECORDED?

You may attend the Meeting and vote in person,  or you may  complete  and return the  enclosed  proxy  card.  Proxy  cards that are  properly  signed,  dated and received at or prior to the Meeting  will be voted as  specified.  If you simply sign and date the proxy card,  but do no specify  any vote for a proposal,  your shares will be voted FOR that proposal.

MAY I REVOKE MY PROXY?

You may revoke  your proxy at any time before it is voted by: (1)  delivering  a written  revocation to the Secretary of the Fund;  (2)  forwarding to the Fund a later-dated  proxy card that is received by the Fund at or prior to the Meeting;
or (3) attending the Meeting and voting in person.

     PROPOSAL: TO APPROVE THE  LIQUIDATION  AND DISSOLUTION OF THE FUND PURSUANT
               TO THE PLAN OF LIQUIDATION AND DISSOLUTION.

WHY IS THE BOARD PROPOSING TO LIQUIDATE AND DISSOLVE THE FUND?

The Fund was organized as a corporation  under the laws of the State of Maryland on July 3,  1995,  pursuant  to its  Articles  of  Incorporation,  as amended on
October  19,  1998.  The Fund is a  no-load,  diversified,  open-end  management investment  company  registered  under the  Investment  Company Act of 1940,  as amended.  The Fund seeks  long-term  growth of capital  by  investing  in equity securities (common stocks,  securities convertible into common stocks, preferred stocks and warrants), and seeks high current income by investing in fixed-income securities.

Scout Investment Advisors,  Inc., the Fund's investment advisor (the "Advisor"), initially  recommended the liquidation  after  determining that a liquidation of the Fund is in the interests of the Fund and its shareholders.  The Fund has not attracted significant assets and has not performed in a manner that is likely to attract  significant  additional assets. The Fund's size and projected growth in assets  may make it  difficult  for the Fund to  continue  to offer  competitive performance  and high quality  service to  shareholders  over the long term.  In addition,  the costs  associated with the ongoing  operations of the Fund, which are borne by the Advisor,  are expected to grow and,  therefore,  management has
determined   that  continuing  to  operate  the  Fund  is  no  longer  a  viable alternative.

Prior to recommending the Fund's liquidation to the Board, the Advisor sought to determine whether there are other alternatives,  such as a merger or transfer of assets,  and if so, whether they would be in the interest of Fund  shareholders.
Management  reviewed  the current  market  conditions,  the  composition  of the shareholder  base, the small size of the Fund, the expenses that may be required to  effect  a  transaction  and tax and  other  related  implications  for  Fund shareholders.  Management  determined  that a liquidation of the Fund should not have significant  adverse tax consequences for most Fund  shareholders and would allow Fund  shareholders to reinvest their money as they deem  appropriate.  The
Board considered the Advisor's  recommendations  and has approved the Plan based on a number of factors, including:

     o    The relative  long-term  underperformance  of the Fund, its small size and its inability to attract significant assets;

     o    The  decline  in Fund  assets  over the past  five  years and the poor outlook for increased distribution;

     o    The  costs   associated  with  ongoing  Fund   operations,   including
          increasing  burdens  and  costs of  compliance  due to new  rules  and regulations; and

     o    The  liquidation  would not likely have adverse tax  consequences  for most shareholders.

HOW WILL THE PLAN OF LIQUIDATION AND DISSOLUTION BE IMPLEMENTED?

The Plan is attached  to this Proxy  Statement  and is  summarized  below.  This summary is qualified in its entirety by reference to the Plan.

     1.  Effective  Date  of the  Plan.  The  effective  date of the  Plan  (the
"Effective  Date")  shall be the date on which the Plan is adopted by a majority of the Fund's  outstanding shares of record represented in person or by proxy at the Meeting or any adjournments or postponements thereof.

     2.  Dissolution.  As soon as practicable after the Effective Date, the Fund will prepare and file its Articles of Dissolution in accordance with the laws of the State of Maryland.

     3.  Restriction  of Transfer and  Redemption of Shares.  The  proportionate interests of  shareholders in the assets of the Fund shall be fixed on the basis of their  respective  holdings at the close of business on the Effective Date or such later date as is determined by the Fund's officers (the "Valuation Date").

     4.  Liquidation  of Assets and Payment of Debts.  As soon as is  reasonable after  the  Effective  Date,  all  portfolio  securities  of the  Fund  shall be converted to cash or cash  equivalents and the officers of the Fund will pay, or make reasonable provision to pay, all claims and obligations of the Fund.

     5.  Liquidating  Distribution.  Within 7 days after the Valuation Date, the
Fund shall mail to each shareholder of record a liquidating  distribution  equal to the shareholder's  proportionate interest in the net assets of the Fund after the  payment  of the  Fund's  debts.  Any  accrued  income or gains will also be distributed  as  part  of  the  liquidating  distribution  along  with  relevant information about such distribution.

     6. Expenses.  The Advisor or its affiliates will bear all expenses incurred in carrying out the Plan.

Shareholders  may redeem their shares at any time prior to the Effective Date of the Plan.

IF THE FUND LIQUIDATES, WHAT WILL BE THE FEDERAL INCOME TAX CONSEQUENCE FOR ME?

The following  summary provides  general  information with regard to the federal income tax  consequences to shareholders  relating to receipt of the liquidation distribution  from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution.  The Fund has not sought a ruling from the
Internal   Revenue  Service  ("IRS")  with  respect  to  this   liquidation  and
dissolution.  The statements below are, therefore, not binding upon the IRS, and therefore can be no assurance that the IRS will concur with this summary or that
the  tax   consequences  to  any  shareholder  upon  receipt  of  a  liquidation distribution will be as set forth below.

While this summary addresses some of the U.S. federal income tax consequences of the Plan,  neither state nor local tax  consequences  of the Plan are discussed.
Implementing the Plan may impose  unanticipated tax consequences on shareholders
and  affect  shareholders   differently,   depending  on  their  particular  tax
situations  independent of the Plan.  Shareholders should consult with their own tax advisors  regarding the application of current U.S.  Federal income tax laws to their  particular  situation  and with respect to state,  local and other tax consequences of the Plan.

Pursuant  to the  Plan,  the Fund  will sell its  portfolio  holdings,  which is expected  to give rise to some  capital  gains.  If the Fund was  liquidated  on
September 30, 2004, the Fund would have  experienced a net realized capital gain of  approximately  ________,  which would have been offset in full or in part by the Fund's capital loss carryover of $283,000.  Whether the Fund will have a net realized  capital gain (or loss) on the  Liquidation  Date will depend on market conditions and  redemption  activity  during the  solicitation  and  liquidation period.

The Fund expects to retain its qualification as a regulated  investment  company
("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period and, therefore, expects to not be taxed on any of its net capital  gains  realized  from the sale of its assets or ordinary  income earned that it timely distributes to shareholders.  In the unlikely event that the Fund should lose its status as a RIC during the liquidation  process,  the Fund would be subject to taxes  which would  reduce any or all of the types of  liquidating distributions.

If necessary,  the Fund shall,  by the Valuation  Date, have declared and paid a dividend or dividends  which,  together with all previous such dividends,  shall have the effect of  distributing  to the Fund's  shareholders  all of the Fund's investment  company  taxable  income for the taxable years ending at or prior to the  Valuation  Date  (computed  without  regard to any  deduction for dividends paid), and all of the Fund's net capital gains, if any,  realized in the taxable years  ending  at or prior to the  Liquidation  Date  (after  reduction  for any capital loss  carry-forward)  and any additional  amounts necessary to avoid any excise tax for such periods.

For taxable investors,  for federal income tax purposes, a shareholder's receipt of the liquidation distribution will be a taxable event and will be treated as a sale of the  shareholder's  shares in exchange for the liquidation  distribution
(less the portion constituting an income dividend or capital gain distribution).
Each  shareholder  will  recognize  a gain  or loss in an  amount  equal  to the difference  between the  liquidation  distribution  he or she  receives  and the adjusted tax basis of his or her shares.  Assuming the shareholder  holds his or her shares as a capital  asset,  the gain or loss generally will be treated as a capital gain or loss.

If the  shares  have been  held for more  than one  year,  the gain or loss will constitute a long-term  capital gain or loss;  otherwise,  the gain or loss will constitute  a  short-term  capital  gain or loss.  Long-term  capital  gains are currently taxed to  non-corporate  shareholders at a maximum federal tax rate of
15%.

Short-term  capital  gains  are  taxed  to  non-corporate  shareholders  at  the graduated income tax rates applicable to ordinary income.  All income recognized by a corporate  shareholder pursuant to the liquidation of the Fund,  regardless of its character as capital gains or ordinary income,  will be subject to tax at the regular graduated federal corporate income tax rates.

Prior to the last day of the Fund's  final  taxable  year,  the Fund's  Board of
Directors must authorize any capital gain distribution and income dividend to be distributed as part of the  liquidating  distribution.  Within 60 days after the close of the Fund's final taxable year, the Fund will notify  shareholders as to the portion, if any, of the liquidating  distribution that constitutes a capital gain distribution and that constitutes an income dividend.

Shareholders  should be aware that the Fund will be required to withhold  28% of the  liquidation  distribution  proceeds  payable to any  individual and certain other  non-corporate  shareholders  who do not  provide  the Fund with a correct
taxpayer   identification   number  or  who  are  otherwise  subject  to  backup
withholding.  It is anticipated that the liquidation  distribution will occur on
December 20, 2004, or as soon as practicable thereafter.

In the  event  shareholders  affirmatively  vote to  liquidate  the  Fund at the
December 17, 2004, special meeting,  liquidation  proceeds for shareholders with tax qualified accounts,  such as an IRA, Roth IRA, Education IRA, or a SEP, will be sent directly to the named custodian unless the shareholder  delivers written instructions  prior to [November  30, 2004],  to [Insert name and address].  The
Fund recommends that shareholders  consult their tax advisor prior to entrusting the Fund to transfer the account or liquidation proceeds.

The  information  above is only a  summary  of some of the  federal  income  tax consequences  generally affecting the Fund and its individual U.S.  shareholders resulting from the  liquidation  of the Fund.  This summary does not address the particular federal income tax consequences applicable to shareholders other than
U.S. individuals nor does it address state or local tax consequences.

MAY I REDEEM MY SHARES PRIOR TO THE LIQUIDATION?

Yes.  You may  redeem  your  shares or any  portion  of your  shares at any time through the date shareholder approval of the Plan is obtained, which is expected to occur on or about December 17, 2004.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSED LIQUIDATION?

Provided that a quorum is present,  the approval of the proposed liquidation and dissolution of the Fund under Section 3-403 of the Maryland Code of Corporations and  Associations  requires  the  affirmative  vote  of  more  than  50%  of the outstanding  voting securities of the Fund,  present in person or represented by proxy at the Meeting.

WHAT IF THE PROPOSAL IS NOT APPROVED?

If the shareholders do not approve the Plan, the Fund will temporarily  continue to operate as an  open-end  registered  management  investment  company and will continue to offer its shares and invest in assets in accordance  with its stated
objectives and policies. The Board will then consider other alternatives for the future of the Fund.

WILL ANY OTHER MATTERS BE PRESENTED AT THE MEETING?

The Board is not aware of any other matters to be presented at this Meeting.  If any other matters are properly presented at the Meeting,  the proxy holders will vote in accordance with the views of Management.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         THAT YOU APPROVE THE PROPOSAL.

                      ADDITIONAL INFORMATION ABOUT THE FUND

INVESTMENT MANAGER.  Scout Investment  Advisors,  Inc. (the "Advisor") serves as the Fund's investment manager. The address of Scout Investment Advisors, Inc. is
1010 Grand  Boulevard,  Kansas  City,  MO 64141.  The Advisor is a  wholly-owned subsidiary of UMB Bank, n.a. ("UMB").

FUND SERVICES.  UMB Fund  Services,  Inc.,  803 West Michigan  Street,  Suite A,
Milwaukee,  WI 53233  ("UMBFS")  provides  various  sub-administrative  and fund accounting services to the Fund under a  Sub-Administration  and Fund Accounting
Agreement dated May 19, 2001, as amended,  between UMBFS and the Fund's Advisor.
UMBFS is the parent of UMB Distribution  Services,  LLC, the Fund's  distributor and a direct subsidiary of UMB Financial Corporation, the parent company of UMB, the Fund's custodian.

DISTRIBUTOR.  UMB Distribution Services, LLC, 803 West Michigan Street, Suite A,
Milwaukee, WI 53233 (the "Distributor") acts as distributor to the Fund and acts as an  exclusive  agent for the Fund in selling  its shares to the  public.  The
Distributor is an affiliate of the Advisor.

CUSTODIAN. UMB Bank, n.a., 1010 Grand Boulevard,  Kansas City, MO 64141, acts as custodian of the Fund's securities and other assets.

REPORTS TO  SHAREHOLDERS  AND  FINANCIAL  STATEMENTS.  The Fund's  last  audited financial statements and annual report, for the fiscal year ended June 30, 2004, and its  semi-annual  report  dated  December 31, 2003,  are  available  free of charge. To obtain a copy, please call  1-800-996-2862 or in the Kansas City area
816-751-5900,  or forward a written request to UMB Scout Funds, P.O. Box 219757,
Kansas City, MO 64121-9757.

PRINCIPAL  SHAREHOLDERS.  As of [November 1, 2004],  the Fund had [_____] shares outstanding and total net assets of [$_____].  The following  shareholders owned of record more than 5% of the Fund as of that date:

            NAME                   SHARES OWNED      PERCENTAGE OF FUND
            ----                   ------------      ------------------

[____________________]                [  ]                   [  ]

From time to time,  the  number of shares  held in  "street  name"  accounts  of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding.

In  addition,  to the  knowledge  of the Fund's  management,  as of [November 1,
2004], no Director of the Fund owned 1% or more of the outstanding shares of the
Fund, and the Officers and Directors of the Fund owned, as a group, less than 1%
of the outstanding shares of the Fund.

               ADDITIONAL INFORMATION ABOUT VOTING AND THE MEETING

Solicitation  of Proxies.  The cost of  soliciting  proxies will be borne by the
Advisor. The Advisor reimburses brokerage firms and others for their expenses in forwarding  proxy  material  to the  beneficial  owners and  soliciting  them to execute  proxies.  The Fund expects that the  solicitation  will be primarily by mail, but also may include  telephone,  personal  interviews or other means. The
Fund does not reimburse Directors and officers of the Fund, or regular employees and agents of the Advisor involved in the  solicitation of proxies.  The Advisor intends to pay all costs associated with the solicitation and the Meeting.

In  addition  to  solicitations  by mail,  some of the  executive  officers  and
employees  of  the  Fund,  the  Advisor  and  its   affiliates,   without  extra
compensation,  may  conduct  additional  solicitations  by  telephone,  personal interviews and other means.

Voting  by   Broker-Dealers.   The  Fund  expects  that,   before  the  Meeting,
broker-dealer  firms  holding  shares  of the Fund in  "street  name"  for their customers will request voting  instructions  from their customers and beneficial owners.  If these  instructions  are not  received by the date  specified in the broker-dealer  firms' proxy  solicitation  materials,  the Fund understands that stock exchange rules permit the  broker-dealers to vote on certain routine items to be  considered  at the Meeting on behalf of their  customers  and  beneficial owners. Certain broker-dealers may exercise discretion over shares held in their name for which no  instructions  are received by voting those shares in the same proportion as they vote shares for which they received instructions.

Quorum.  A majority  of the Fund's  aggregate  shares of stock  outstanding  and entitled  to vote,  present in person or  represented  by proxy,  constitutes  a quorum at the Meeting.  The shares over which  broker-dealers have discretionary voting power, the shares that represent "broker non-votes" (i.e., shares held by brokers or nominees as to which:  (i)  instructions  have not been received from the  beneficial  owners or  persons  entitled  to vote;  and (ii) the  broker or nominee does not have discretionary  voting power on a particular  matter),  and the shares whose  proxies  reflect an  abstention on any item are all counted as shares  present and  entitled to vote for  purposes of  determining  whether the required quorum of shares exists.

Other  Matters and  Discretion  of Persons  Named in the Proxy.  The Fund is not
required,  and does not intend, to hold regular annual meetings of shareholders.
Shareholders  wishing to submit proposals for  consideration  for inclusion in a proxy statement for the next meeting of  shareholders  should send their written proposals to the Fund's offices,  1010 Grand  Boulevard,  Kansas City,  Missouri
64141, so they are received within a reasonable time before any such meeting. No business other than the matters  described  above is expected to come before the
Meeting,  but should any other matter  requiring a vote of  shareholders  arise, including any question as to an adjournment or postponement of the Meeting,  the persons named on the enclosed proxy card will vote on such matters  according to their best judgment in the interests of the Fund.

                                       By order of the Board of Directors,

                                       Barbara J. Demmer
                                       Secretary

Dated:  November 9, 2004
Kansas City, Missouri

                                    EXHIBIT A

                          UMB SCOUT BALANCED FUND, INC.

                       PLAN OF LIQUIDATION AND DISSOLUTION

     The following Plan of Liquidation and Dissolution (the "Plan") of UMB Scout
Balanced Fund,  Inc. (the "Fund"),  a Maryland  corporation  organized under the laws of the State of  Maryland  on July 3, 1995,  pursuant  to its  Articles  of
Incorporation,  as  amended  on  October  19,  1998 and an  open-end  management investment  company  registered  under the  Investment  Company Act of 1940,  as amended,  is intended to constitute a plan of liquidation  under Section 331 or, if applicable, Section 332 of the Internal Revenue Code of 1986, as amended (the
"Code"),  and is also intended to  accomplish  the complete  dissolution  of the
Fund, in conformity with the laws of the State of Maryland.

     WHEREAS, the Fund's Board of Directors unanimously determined that it is in the best  interest of the Fund and its  shareholders,  to liquidate and dissolve
the  Fund  and  has   considered  and  approved  this  Plan  as  the  method  of accomplishing such actions; and

     WHEREAS, the Board of Directors has directed that this Plan be submitted to the Fund's  shareholders  for their approval and, upon the approval of this Plan by the  affirmative  vote of more than 50% of the Fund's  outstanding  shares of record,  represented in person or by proxy, at a meeting of the  shareholders at which a quorum is present,  the Fund shall  voluntarily  dissolve and completely liquidate  in  accordance  with the  requirements  of the  laws of the  State of
Maryland and the Code.

     NOW,  THEREFORE,  the  liquidation  and  dissolution  of the Fund  shall be carried out in the manner hereinafter set forth

     1. Effective  Date of Plan. The effective date of the Plan (the  "Effective
Date") shall be the date on which the Plan is approved by the  affirmative  vote of more than 50% of the  Fund's  outstanding  shares of  record  represented  in person  or by  proxy at a  special  meeting  of  shareholders  of the Fund  (the
"Meeting") at which a quorum is present.

     2.  Dissolution.  Promptly  following the Effective Date, the Fund shall be dissolved  in  accordance  with its  Articles of  Incorporation  and By-Laws and
Articles of Dissolution shall be prepared and filed pursuant to the requirements of the laws of the State of Maryland.

     3.  Cessation of Business.  After the Effective  Date, the Fund shall cease its  business  and shall not engage in any  business  activities  except for the purposes of  satisfying  redemption  requests  and winding up its  business  and affairs,  preserving  the value of its assets  and  distributing  the  remaining assets of the Fund to the  shareholders  of the  Fund,  in  accordance  with the provisions of the Plan, after discharging or making reasonable provision for the liabilities of the Fund.

     4.  Filing of IRS Form 966.  Within  thirty  (30) days after the  Effective
Date,  the Fund shall cause to be filed with the  appropriate  Internal  Revenue
Service Center a duly completed federal Form 966 and any required enclosures.

     5.  Restriction  of Transfer and  Redemption of Shares.  The  proportionate interests of  shareholders in the assets of the Fund shall be fixed on the basis of their  respective  holdings at the close of business on the Effective Date of the Plan or such later date as is determined by the Fund's officers,  which date shall not be more than 120 days after the Effective Date (the "Valuation Date").
On the Valuation Date, the books of the Fund shall be closed. Thereafter, unless the books are  reopened  because  the Plan  cannot be carried  into  effect,  or because  the Plan is  abandoned  by the Board of  Directors,  the  shareholders'
respective interests in the Fund's assets shall not be transferable by a request for redemption, a negotiation of share certificates or otherwise.

     6. Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable  after the Effective Date, (a) all portfolio  securities of the Fund shall be converted to cash or cash equivalents, and (b) the officers of the Fund shall pay, or make  reasonable  provision to pay, all claims and  obligations in full, including all contingent,  conditional or unmatured claims and obligations of the Fund known to the Fund, and all claims and  obligations of the Fund which are known to the Fund but for which the identity of the claimant is unknown.  If there are sufficient  assets,  such claims and obligations shall be paid in full and any  such  provisions  for  payment  shall be made in  full.  If  there  are insufficient  assets,  such  claims and  obligations  of a Fund shall be paid or provided for according to their  priority and,  among claims and  obligations of equal priority, ratably to the extent of assets available therefor.

     7.  Liquidating  Distribution.  Within 7 days after the Valuation Date, the
Fund  shall  mail  to  each  shareholder  of  record  on  the  Valuation  Date a liquidating  distribution equal to the shareholder's  proportionate  interest in the net assets of the Fund after the  payment of the Fund's  debts.  Any accrued
income  or  gains  will  also  be  distributed   as  part  of  the   liquidating
distribution. The Fund will provide each shareholder with information indicating the proportion,  if any, of the liquidating  distribution  that is comprised of:
(i) income  dividends;  (ii) capital gain dividends;  (iii) redemption  proceeds relating to  redemption  requests  on file with the Fund prior to the  Valuation
Date; and (iv) proceeds from the liquidation of shares pursuant to the Plan.

     8.  Management  and  Expenses  of the Fund  Subsequent  to the  Liquidating
Distribution.  Scout Investment Advisors,  Inc. or its affiliates shall bear the expenses  incurred  in  carrying  out this Plan  including,  but not limited to, printing,  legal,  accounting,  custodian  and  transfer  agency  fees,  and the expenses of reports to, or communications with, shareholders.

     9. Power of Board of Directors.  The officers shall have authority to do or authorize  any  acts  and  things  as  provided  for in the Plan and as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution  and filing of  certificates,  tax returns and other  papers.  The death,  resignation  or  disability  of any  Director or any officer of the Fund shall not impair the  authority  of the  surviving  or  remaining  Directors  or officers to exercise any of the powers  provided  for in the Plan.  The Board of
Directors shall have the authority to authorize variations from or amendments of the  provisions  of the Plan as may be  necessary or  appropriate  to effect the liquidation of the Fund, and the  distribution  of the net assets of the Fund to shareholders in accordance with the laws of the State of Maryland.

Approved by Board of Directors: October 25, 2004